CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF RECONVERSION
                               TECHNOLOGIES., INC.

     Reconversion Technologies, Inc., a corporation organized and existing under any by virtue of the General Corporation Law of the State of Delaware,

     DOES  HEREBY  CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate if Incorporation of Reconversion Technologies, Inc., be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

          "FIRST: The name of the corporation (hereinafter called the "Corporation") is Logisoft Corp."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

          FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on the 1st day of May, 2000

          IN WITNESS WHEREOF, said Reconversion Technologies, Inc. has caused this certificate to be signed by Robert Lamy, its President this 19th day of April, 2000.



                                            RECONVERSION  TECHNOLOGIES,  INC.



                                            Robert Lamy, President

STATE  OF  DELAWARE
SECRETARY  OF  STATE
DIVISION  OF  CORPORATIONS
FILED  09:00  AM  04/19/2000
001200452-2067280

                         Subsidiaries of the Registrant
                         ------------------------------


Logisoft  Computer  Products  Corp.  incorporated  in  the  State  of  New York.

eStorefronts.net  Corp.  incorporated  in  the  State  of  New  York.

     d/b/a  Logisoft  Interactive
     d/b/a  Safesmith.com


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